Exhibit 5.1

June 28, 2016

Global Partners LP

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02545

Ladies and Gentlemen:

We have acted as counsel to Global Partners LP, a Delaware limited partnership (the “Partnership”), GLP Finance Corp., a Delaware corporation (“Finance Corp”), and certain other subsidiaries of the Partnership with respect to certain legal matters in connection with the preparation of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Partnership, Finance Corp and certain other subsidiaries identified on the Shelf Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 under the Securities Act, of up to $300,000,000 of:

(1)                                 common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership;

(2)                                 debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) by the Partnership and Finance Corp, as co-issuer; and

(3)                                 guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors.

The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectus, (ii) the form of senior indenture (the “Senior Indenture”) and the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each filed as an exhibit to the Shelf Registration Statement, (iii) the Partnership’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), (iv) the Partnership’s Certificate of Limited Partnership, (v) the certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents and agreements, as applicable, of Finance Corp and the Subsidiary Guarantors and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i)                                     all information contained in all documents reviewed by us is true and correct;

(ii)                                  all signatures on all documents examined by us are genuine;

(iii)                               each person signing documents we examined has the legal authority and capacity to do so;

(iv)                              all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(v)                                 each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)                              the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(vii)                           all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement and any applicable supplement to the Prospectus;

(viii)                        one or more supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(ix)                              the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(x)                                 a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership the other parties thereto;

(xi)                              any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(xii) the form and terms of any Debt Securities and Guarantees, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and

(xiii)                        the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

(1)                                 With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase,  underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act

(“DRULPA”) and as described in any supplement to the Prospectus and the Prospectus).

(2)                                 With respect to the Debt Securities and the related Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(i)                                     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(ii)                                  We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.